Exhibit 99.1

The Bancorp, Inc. and The Bancorp Bank, N.A. Receive Affirmed Ratings from KBRA

WILMINGTON, Delaware, August 3, 2026 — The Bancorp, Inc. (NASDAQ: TBBK) today announced that Kroll Bond Rating Agency, LLC (“KBRA”) has affirmed all long- and short-term credit ratings for both The Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, The Bancorp Bank, N.A. (the “Bank”) (collectively, “The Bancorp”).

For the Company, KBRA affirmed a BBB+ rating for senior unsecured debt, a BBB rating for subordinated debt, and a K2 rating for short-term debt. In addition, KBRA affirmed the Bank’s A- ratings for deposit and senior unsecured debt, BBB+ rating for subordinated debt, and K2 ratings for short-term deposit and debt. The outlook for long-term ratings is Stable.

Highlights from KBRA’s rating announcement include:

  Industry leadership: KBRA cited The Bancorp’s long-standing position as a leader in the banking-as-a-service industry, particularly in the prepaid and debit card space, where the Bank is the largest issuer by transaction volume.
  Revenue and earnings performance: KBRA noted The Bancorp’s non-interest income increased 16% year over year during the first half of 2026, excluding fintech loan credit enhancement. Fee income represented approximately 1.9% of average assets in the first half of 2026 and return on average assets has remained at or above 2.5% since 2023.
  Funding and partnerships: KBRA highlighted The Bancorp’s total cost of funds of 1.86% for the first half of 2026. KBRA also noted the Bank’s granular and durable deposit base and effective management of partnerships with mature companies under long-term contracts, with partnerships generally spread across multiple business lines.

“We are pleased with KBRA’s affirmation of our ratings, which reflects our continued strong financial performance and strategic positioning,” said Dominic C. Canuso, Chief Financial Officer of The Bancorp. “This recognition reinforces the strength of our business model and the disciplined progress we continue to make in executing our APEX 2030 strategy.”

The full KBRA rating report and press release are available here. KBRA’s ratings and analysis represent the agency’s independent opinions and should not be considered statements of fact or investment recommendations by KBRA or The Bancorp.

About The Bancorp

The Bancorp, Inc. (NASDAQ: TBBK), through its subsidiary, The Bancorp Bank, N.A., is defining the future of banking. As one of the first banks to embrace fintech, The Bancorp has been a driving force behind the industry’s evolution, serving as an essential financial enabler of fintech innovation for more than 25 years. Led by its Fintech Solutions business, the company delivers a dynamic portfolio of payment and lending solutions that empowers its clients to turn bold ideas into real-world success.

Ranked by the Nilson Report as the No. 1 issuer of prepaid cards in the U.S. and among the top 10 debit card issuers nationally, The Bancorp also holds leading positions in its Institutional Banking, Small Business Lending, Fleet Management Services, and Real Estate Bridge Lending businesses. Across every line of business, The Bancorp fosters prosperity through the perpetual transformation of banking and aims to drive growth for its clients, investors, employees, and the communities it serves.

For more information, visit thebancorp.com.

Forward-Looking Statements
Statements in this press release that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements provide management’s current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Sentences containing words such as “believe,” “intend,” “plan,” “may,” “expect,” “should,” “could,” “anticipate,” “estimate,” “predict,” “project,” or their negatives, or other similar expressions of a future or forward-looking nature generally should be considered forward-looking statements. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company undertakes no obligation to review or update any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

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Media Relations
Rachel Brick
Director of Strategic Communications
(302) 385-5410
rbrick@thebancorp.com

Investor Relations
Andres Viroslav, Director of Investor Relations
The Bancorp
(215) 861-7990
aviroslav@thebancorp.com

Source: The Bancorp, Inc.